EXHIBIT 21.1

RESTAURANT BRANDS INTERNATIONAL INC.
List of Subsidiaries

Canada

1011778 B.C. Unlimited Liability Company
1013414 B.C. Unlimited Liability Company
1013421 B.C. Unlimited Liability Company
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company
1024670 B.C. Unlimited Liability Company
1028539 B.C. Unlimited Liability Company
1029261 B.C. Unlimited Liability Company
1057639 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company
1057837 B.C. Unlimited Liability Company
1112090 B.C. Unlimited Liability Company
1112097 B.C. Unlimited Liability Company
1112100 B.C. Unlimited Liability Company
1112104 B.C. Unlimited Liability Company
1112106 B.C. Unlimited Liability Company
12-2019 Holdings ULC
12KR Holdings ULC
12KRR Holdings ULC
12ZZ Holdings ULC
2097A Holdings ULC
2097AA Holdings ULC
2097B Holdings ULC
2097P Limited Partnership
8997896 Canada Inc.
BC12 Limited Partnership
BC12P Limited Partnership
BC12Sub-Orange Holdings ULC
BK Canada Service ULC
Burger King Canada Holdings Inc.
GPAir Limited
Grange Castle Holdings Limited
IPCO Limited Partnership
IPCOA Holdings ULC
IPCOAA Holdings ULC
IPCOB Holdings ULC
KR1 Holdings ULC
KR3 Holdings ULC
KR4 Holdings ULC

KR5 Holdings ULC
KR6 Holdings ULC
KR7 Holdings ULC
KR8 Holdings ULC
KR9 Holdings ULC
KR19TDL Holdings ULC
Lax Holdings ULC
LDTA Holdings ULC
LDTAA Holdings ULC
LDTB Limited Partnership
LDTC Holdings ULC
Orange Group International, Inc.
P2019 Limited Partnership
PBB Holdings ULC
Pie 1 Limited Partnership
Pie 2 Limited Partnership
Pie 3 Limited Partnership
Pie 4 Limited Partnership
PLK Enterprises of Canada, Inc.
RB Crispy Chicken Holdings ULC
RB Iced Capp Holdings ULC
RB OCS Holdings ULC
RB Timbit Holdings ULC
RBHZZ Holdings ULC
RBIZZ Holdings ULC
RBIZZZ Holdings ULC
Restaurant Brands Holdings Corporation
Restaurant Brands International Limited Partnership
SBFD Subco ULC
TDLDD Holdings ULC
TDLRR Holdings ULC
The TDL Group Corp.
Tim Hortons Advertising and Promotion Fund (Canada) Inc.
Tim Hortons Canadian IP Holdings Corporation
ZN1 Holdings ULC
ZN3 Holdings ULC
ZN4 Holdings ULC
ZN5 Holdings ULC
ZN6 Holdings ULC
ZN7 Holdings ULC
ZN8 Holdings ULC
ZN9 Holdings ULC
ZN19TDL Holdings ULC
ZNA Holdings ULC
ZNRBI Limited Partnership

Argentina
BK Argentina Servicios, S.A.

Brazil
Burger King do Brasil Assessoria a Restaurantes Ltda.

China
BK (Shanghai) Business Information Consulting Co., Ltd.
Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany
Burger King Beteiligungs GmbH

Luxembourg
Burger King (Luxembourg) S.a.r.l.
Burger King (Luxembourg) 2 S.a.r.l.
Burger King (Luxembourg) 3 S.a.r.l.
Orange Lux S.a.r.l.
TH Luxembourg S.a.r.l.
Restaurant Brands Lux S.a.r.l.

Mexico
Adminstracion de Comidas Rapidas, SA de CV
BK Comida Rapida, S. de R.L. de C.V.
BK Servicios de Comida Rapida, S. de R.L. de C.V.

Netherlands
Burger King Nederland Services B.V.

Singapore
BK AsiaPac, Pte. Ltd.
PLK APAC Pte. Ltd.
Tim Hortons Asia Pacific Pte. Ltd.

South Africa
Burger King South Africa Holdings (Pty) Ltd.

Switzerland
Burger King Europe GmbH
PLK Europe GmbH
Tim Hortons Restaurants International GmbH
Restaurant Brands Switzerland GmbH

United Kingdom
BK (UK) Company Limited
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
Huckleberry’s Ltd.

Uruguay
Jolick Trading, S.A.

U.S.A.

BC3-A, LLC
BCp-sub, LLC
BK Acquisition, Inc.
BK Whopper Bar, LLC
BKC-IP, LLC
BKHS-A, LLC
Blue Holdco 1, LLC
Blue Holdco 2, LLC
Blue Holdco 3, LLC
Blue Holdco 300, LLC
Blue Holdco 440, LLC
Blue Holdco AKA7, LLC
Blue Holdco AKA8, LLC
Burger King Capital Finance, Inc.
Burger King Corporation
Burger King Holdings, Inc.
Burger King Interamerica, LLC
Burger King Worldwide, Inc.
LLC440-A, LLC
LLC-K4, LLC
LLC-K5, LLC
LLC-KZZ, LLC
LLC-QQ, LLC
LLC-QZ, LLC
LLCXOX, LLC
New Red Finance Inc.
Orange Group, Inc.
Orange Intermediate, LLC
Popeyes Louisiana Kitchen, Inc.
Restaurant Brands International US Services LLC
SBFD Beta, LLC
SBFD Holding Co.
SBFD, LLC
The Tim’s National Advertising Program, Inc.
Tim Donut U.S. Limited, Inc.
Tim Hortons (New England), Inc.
Tim Hortons USA Inc.